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                                                                   Exhibit 10.14

                       NONSTATUTORY STOCK OPTION AGREEMENT

                  THIS AGREEMENT is made this, the 26th day of October, 1995, by and between PLUMA, INC., a North Carolina corporation (hereinafter called the "Company"), and ____________________________, (hereinafter called
"______________").

                  WHEREAS, the __________________ has rendered valuable service and advice to the Company, and the Company desires to foster his continued loyalty to the Company; and

                  WHEREAS, the Company considers it desirable and in its best interests that the ____________________ be given an inducement to acquire and/or to increase his proprietary interest in the Company in the form of options to purchase common shares of the Company; and

                  WHEREAS, the stock option granted hereunder is granted pursuant to the terms of the Pluma, Inc. Stock Option Plan, dated October 26, 1995, and is to be a Nonstatutory Stock Option.

                  NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

                  1. Grant of Option. The Company grants to the _________________ the right and option to purchase from it, on the terms and conditions following, all or any part of an aggregate of 10,000 shares of the authorized, issued and outstanding $1 par value common shares of the Company. The purchase price shall be $19.25 per share, which is the fair market value per share in the Company's $1 par value common shares on the date of this Agreement. The _________________ is hereby granted the option to purchase shares of common stock in the company at the times and for the number of shares indicated as follows: (a) on October 25, 1996, the _______________________ is granted the option to purchase 2,000 shares; (b) on October 25, 1997, the _______________________ is granted the option to purchase an additional 2,000 shares; (c) on October 25, 1998, the ____________________ is granted the option to purchase an additional 2,000 shares; (d) on October 25, 1999, the _______________________ is granted the option to purchase an additional 2,000 shares; and (e) on October 25, 2000, the ______________________ is granted the option to purchase an additional 2,000 shares.

                  2. Time of Exercise of Option. All granted options must be exercised, if at all, by the ___________________________ on or before October 25, 2005.

                  3. Method of Exercise. The option shall be exercised by written notice directed to the Company at its principal place of business, accompanied by check in payment of the option price for the number of shares specified and paid for. The Company shall make immediate delivery of such shares, provided that if any law or regulation requires the

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Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

                  4. Termination of Option. Except as otherwise stated in this Agreement, the option, to the extent not previously exercised, shall terminate as provided below:

                  (a) If the _____________________'s contractual relationship with the Company terminates by reason of his death, the stock option may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the ______________________, for a period of three (3) months from the date of the Independent Contractor's death, or until the expiration of the stated term of the option, if earlier.

                  (b) Any stock option held by the ________________________, whose contractual relationship with the Company is terminated by reason of disability (as such term is defined in the Pluma, Inc. 1995 Stock Option Plan) may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three (3) months from the date of such termination, or until the expiration of the stated term of the option, if earlier.

                  (c) If the ________________________'s contractual relationship with the Company has been terminated for cause (as defined in the Company's 1995 Stock Option Plan), any stock option held by such ________________________ shall immediately terminate and be of no further force and effect; provided, however, the Company, acting through the appropriate committee of its Board of Directors, may, in its sole discretion, provide that such stock option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the option, if earlier.

                  (d) If the __________________________'s contractual
         relationship with the Company terminates for any reason other than Death, Disability or for Cause, any stock option held by the ________________________ may thereafter be exercised, to the extent it was exercisable on the date of termination for three (3) months from the date of termination or until the expiration of the stated term of the option, if earlier.

                  5.  Limitation Upon Transfer.

                  During the lifetime of the ______________________, this option and all rights granted in this Agreement shall be exercisable only by the ________________________, and except as paragraph 4 otherwise provides, this

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         option and all rights granted under this contract shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution of the state of residence of _________________________, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, 26 United States Code ss. 1, et seq., or Title I of the Employee Retirement Income Security Act or the rules thereunder. Furthermore, this option shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such option or of such rights contrary to the provisions in this Agreement, or upon the levy of any attachment or similar process upon such option or such rights, such option and such rights shall immediately become null and void.

                  6. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued common shares of the Company shall be increased or reduced by a change in par value, split-up, reclassification, distribution of a dividend payable in shares, or the like, the number of shares subject to option and the option price for them shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, the _____________________ shall be entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation, or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation, or merger over the aggregate option price of such shares. The new option or assumption of the old option shall not give the _____________________________ additional benefits which he did not have under the old option.

                  7. Rights Prior to Exercise of Option. The option is nontransferable by the _______________________________, except as herein otherwise provided in paragraph 4 (a) hereof, and during his lifetime is exercisable only by him, and the ___________________________ shall have no rights as a shareholder in the option shares until payment of the option price and delivery to him of such shares as herein provided.

                  8. Approval by Shareholders. The granting of the option is being made pursuant to a plan adopted by the Board of Directors of the Company on October 26, 1995, which includes the aggregate number of 132,000 common shares of the Company which may be issued as nonstatutory stock options, and which specifies that the ____________________________ is a member of the class of employees eligible to receive such options. Such plan was approved by the shareholders of the Company on October 26, 1995. The Company will submit this Agreement for approval to the shareholders at the earliest practical date.

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                  9. Notices. Any notice to be given under the terms of this
Agreement shall be addressed to the Company in care of its Secretary at Pluma, Inc., 800 W. Fieldcrest Road, Eden, NC 27288, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as herein required certified and deposited (postage and certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

                  10. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                            PLUMA, INC.

[CORPORATE SEAL]                            By:   ______________________________
                                                  ___________ President

ATTEST:

---------------------------------
__________ Secretary

                                            ___________________________(SEAL)
                                            __________________________________
                                            __________________________________




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